UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2008

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 West Silver Springs Boulevard, Ocala, FL	34482
(Address of Principal Executive Offices)	(Zip Code)

(352) 237-7416

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Intellon Corporation (the “Company”) approved certain compensation related items for its principal executive officer, principal financial officer, and its other named executive officers as further described below, including: (i) increases in the base salary of each of the Company’s named executive officers; (ii) the grant of non-qualified stock options to each of the Company’s named executive officers; (iii) awards under the Company’s Annual Cash Incentive Plan (the “ACIP”) for performance during the second half of 2007, including awards to each of the Company’s named executive officers; and (iv) the adoption of performance goals for the first half of 2008 under the Company’s Sales Incentive Plan, including goals for one of the Company’s named executive officers.

Base Salary

The Compensation Committee approved increases in the annual base salary for each of the Company’s named executive officers, effective March 1, 2008, as follows:

Name and Principal Position	2007 Base Salary	Adjustment	2008 Base Salary
Charles E. Harris Chief Executive Officer and Chairman of the Board	$350,000	$10,500	$360,500

Rick E. Furtney President and Chief Operating Officer	$275,000	$8,250	$283,250

Brian T. McGee Senior Vice President and Chief Financial Officer	$240,000	$7,200	$247,200

William E. Earnshaw Senior Vice President—Engineering and Operations	$210,000	$6,300	$216,300

William P. Casby Vice President—Sales	$195,000	$5,850	$200,850

Equity Incentive Awards

The Compensation Committee approved the grant of non-qualified stock options to each of the Company’s named executive officers pursuant to the terms of the Company’s 2007 Equity Incentive Plan as follows:

Name and Principal Position	Stock Options
Charles E. Harris Chief Executive Officer and Chairman of the Board	110,000

Rick E. Furtney President and Chief Operating Officer	92,000

Brian T. McGee Senior Vice President and Chief Financial Officer	60,000

William E. Earnshaw Senior Vice President—Engineering and Operations	65,000

William P. Casby Vice President—Sales	55,000

The exercise price of each of the stock options described above is $5.69 per share, which is equal to the closing sales price for the Company’s common stock as quoted on the NASDAQ Global Market on the date of grant. The vesting period for each of the stock options described above will commence on February 29, 2008, the last day of the calendar month in which the date of grant occurred. Twenty-five percent (25%) of the options will vest at the end of the twelve (12) month period following February 29, 2008. The remainder of the shares will then vest quarterly at the end of each three (3) calendar month period thereafter over the succeeding three (3) years. These stock options have a 10-year contractual exercise term.

Short-Term Cash Incentive Awards

The Company maintains two short-term cash incentive plans: the ACIP and the Sales Incentive Plan. All of the Company’s named executive officers participate in the ACIP. Bill Casby, the Company’s Vice President – Sales, is the only named executive officer who participates in the Sales Incentive Plan.

ACIP. Each ACIP participant, including each of our named executive officers, is assigned an at-plan award target equal to a percentage of the employee’s base salary during the plan period, with part of the award target based on the achievement of company goals and part based on the achievement of individual goals. The entire ACIP bonus opportunity for Charles Harris and Rick Furtney is based on the achievement of company goals. For the Company’s other named executive officers, 75% of their ACIP bonus opportunity is based on the achievement of company goals, and 25% is based on the achievement of individual goals.

On February 26, 2008, the Compensation Committee approved award payments under the ACIP for the July 1, 2007 through December 31, 2007 plan period. For that plan period, the Compensation Committee concluded that 60.66% of the company goals had been achieved. With respect to the individual goals, the Compensation Committee determined that Brian McGee had achieved 100% of his individual goals, William Earnshaw had achieved 89% of his individual goals and William Casby had achieved 80% of his individual goals. The Company will provide more detailed disclosure of the foregoing in the Compensation Discussion and Analysis section of its annual proxy statement for the required period.

The target cash incentive awards and the amounts actually earned by each named executive officer under the ACIP for the plan period of July 1, 2007 through December 31, 2007 are as follows:

Name and Principal Position	2H 2007 ACIP Target	2H 2007 ACIP Actual
Charles E. Harris Chief Executive Officer and Chairman of the Board	$113,750	$69,001

Rick E. Furtney President and Chief Operating Officer	$68,750	$41,704

Brian T. McGee Senior Vice President and Chief Financial Officer	$48,000	$33,838

William E. Earnshaw Senior Vice President—Engineering and Operations	$42,000	$28,453

William P. Casby Vice President—Sales	$11,700	$7,663

The Compensation Committee has also approved the target awards and company performance goals under the ACIP for the plan period of January 1, 2008 through June 30, 2008. The target awards are unchanged from 2007 and are as follows: 65% of base salary for Mr. Harris, 50% of base salary for Mr. Furtney, 40% of base salary for Mr. McGee, 40% of base salary for Mr. Earnshaw, and 12% of base salary for Mr. Casby. For that plan period, the company goals are as follows: 60% will be based on achieving targeted annual revenue and margins, 20% will be based on achieving specified cost reductions and engineering or production milestones, and 20% will be based on achieving customer design wins and positioning Company products in targeted markets.

Sales Incentive Plan. On February 26, 2008, the Compensation Committee also approved the 2008 performance goals under the Sales Incentive Plan, including the goals for Mr. Casby. For 2008, the at-plan award target for Mr. Casby under the Sales Incentive Plan is equal to $80,000, or 40% of his 2008 base salary, representing the sum of (i) $60,000 for the achievement of quarterly revenue goals, with decreasing or increasing payouts for performance below or above plan, plus (ii) a bonus of $20,000, for the achievement of a specified revenue goal each quarter. In addition, Mr. Casby is also eligible to receive up to an additional $18,000 for achieving specified quarterly margin targets above plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: February 29, 2008